UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2016

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, 5th Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
Election of Director
Joanna Rees
On July 13, 2016, the Board of Directors (the "Board") of Care.com, Inc. (the "Company") elected Joanna Rees as a director of the Company. Ms. Rees has not been, and as of the date of filing of this Current Report on Form 8-K is not expected to be, elected to any committees of the Board. Ms. Rees has been designated as a Class II director and will serve on the Board until the Company’s 2018 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified.
Ms. Rees was recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.
There are currently no arrangements or understandings between Ms. Rees and any other person pursuant to which Ms. Rees was elected as a director. There are currently no transactions in which Ms. Rees has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On July 13, 2016, in connection with her election to the Board, the Board approved a cash payment to Ms. Rees in the amount of $35,000 for her service on the Board through the end of the Company's 2016 fiscal year, with such amount to be pro-rated from the date of her election until the end of the Company's 2016 fiscal year. If Ms. Rees elects to receive her cash compensation in the form of equity in lieu of cash, she will receive an equity grant of equal value in lieu of the cash consideration. The Board also granted Ms. Rees a stock option award and a restricted stock unit award, each under the Company's 2014 Incentive Award Plan and each having a fair market value of $23,562, measured as of the date of grant.
On July 15, 2016, the Company issued a press release announcing the election of Ms. Rees to the Board. A copy of the press release is attached hereto as Exhibit 99.1.
Laela Sturdy
Pursuant to the Company's Certificate of Designations for its Convertible Preferred Stock, Series A, on July 13, 2016, the holders of Convertible Preferred Stock, Series A, of the Company elected Laela Sturdy as a director of the Company. Ms. Sturdy has not been, and as of the date of filing of this Current Report on Form 8-K is not expected to be, elected to any committees of the Board. Ms. Sturdy has been designated as a Class III director and will serve on the Board until the Company's 2019 Annual Meeting of Stockholders, or until her successor has been duly elected and qualified.
The information set forth in Item 1.01 of the Company's Current Report on Form 8-K filed on June 29, 2016 related to the Investment Agreement, dated as of June 29, 2016 (the "Investment Agreement") between the Company and Google Capital 2016, L.P. is hereby incorporated by reference into this Item 5.02.
Except as set forth in the Investment Agreement, there are no arrangements or understandings with the Company pursuant to which Ms. Sturdy was elected to the Board. There are no transactions in which Ms. Sturdy has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Consistent with the Company's other non-management directors who are affiliated with the Company's investment firm stockholders, the Company is not compensating Ms. Sturdy for her services as a director.

Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company on July 15, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2016	By:	/s/ Diane Musi
Diane Musi
General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by the Company on July 15, 2016